                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 18, 2001
                                                           -------------



                           ACCLAIM ENTERTAINMENT, INC.
                           ---------------------------
             (Exact name of registrant as specified in its charter)



                   Delaware                               0-16986                          38-2698904
                   --------                               -------                          ----------
(State or other jurisdiction of incorporation)     (Commission File No.)        (IRS Employer Identification No.)

                One Acclaim Plaza
               Glen Cove, New York                          11542-2709
               -------------------                          ----------
    (Address of Principal Executive Offices)                (Zip Code)


       Registrant's telephone number, including area code: (516) 656-5000
                                                           --------------





                                Page 1 of 3 pages

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ITEM 5.  OTHER EVENTS

On June 18, 2001, Acclaim Entertainment, Inc. (the "Company") closed the retirement of certain of its 10% Convertible Subordinated Notes due 2002 (the "Notes") representing an aggregate principal amount of $6,650,000 (plus interest), in exchange for 2,021,882 shares of its common stock.

The excess of the fair value of the common stock issued over the principal amount of the Notes and accrued interest amounting to approximately $0.1 million will be recorded as a non-cash loss on early extinguishment of debt in the fourth quarter of fiscal 2001. The convertible note retirement will reduce the Company's interest expense for the balance of fiscal 2001 by approximately $0.3 million or $0.01 per fully diluted share.

As a result, the Company has reduced the outstanding principal balance of the Notes to approximately $29,225,000.











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                                   SIGNATURES



         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      ACCLAIM ENTERTAINMENT, INC.


                                      By:   /s/
                                          --------------------------------
                                      Name:  Gerard F. Agoglia
                                      Title: Executive Vice President
                                             and Chief Financial Officer
Date:    July 3, 2001











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